UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2019

EXACTUS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38190	27-1085858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 NE 4th Avenue, Suite 28
 Delray Beach, FL 33483
(Address of principal executive offices (zip code))

(804) 205-5036
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Item 3.02
Unregistered Sales of Equity Securities.

Amendment to Operating Agreement of Exactus One World, LLC

On October 23, 2019, the Amended and Restated Operating Agreement (the “Operating Agreement”) of Exactus One World, LLC (“EOW”) was amended (the “First Amendment”). Under the terms of the First Amendment, the minority members of EOW conveyed their 49.9% membership interest and rights to distributions related to the current 2019 hemp crop underway to Exactus, Inc. (the “Company”). As a result, the Company acquired the right to receive 100% of the distributions of net profit from the 2019 hemp crop on approximately 225 acres of farmland currently growing in Oregon. Since March 2019, the Company has owned 50.1% of the limited liability membership interests in EOW. In addition, the members amended the payment schedule under which farm costs are required to be made by the Company. As consideration for the amendment, the Company agreed to issue 1,223,320 shares of its common stock, par value $0.0001 per share, to the minority members of EOW.

The shares of common stock sold and issued as stated in the paragraph above were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

The foregoing description of the terms of the First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the First Amendment, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Management and Services Agreement

On October 23, 2019, the Company, Ceed2Med, LLC (“C2M”), Vladislav Yampolsky, Jamie Goldstein, and Emiliano Aloi entered into the Amendment (the “MSA Amendment”), effective March 1, 2019, to the Management and Services Agreement (the “MSA”) previously entered by the parties and previously filed as Exhibit 10.2 to the Company’s Current Report on 8-K filed with the SEC August 1, 2019. C2M, Vladislav Yampolsky and Emiliano Aloi are directors or officers of the Company and are considered affiliates of the Company. The MSA Amendment extended the termination date of the MSA to December 31, 2024 and expanded the scope of services to be provided by C2M to the Company. The MSA Amendment was approved by a majority of the disinterested directors of the Company.

The foregoing description of the terms of the MSA Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the MSA Amendment, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Promissory Note

During October 2019, the Company entered into two short-term promissory notes (the “Notes”) for a total of $85,000. $50,000 of the Notes were subscribed by Andrew Young, an officer of the Company. The Notes become due and payable 2 weeks following the issuance date and bear interest at a rate of twelve (12%) percent per annum prior to the maturity date, and eighteen (18%) per annum if unpaid following the maturity date. The Notes are unsecured obligations of the Company. In addition, the Notes carry a 10% original issue discount.

The foregoing description of the terms of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Form of 12% Promissory Note which is filed as Exhibit 10.3 is incorporated herein by reference.

Item 7.01
Regulation FD.

On October 24, 2019, we released the press release furnished herewith as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

Exhibits
10.1	First Amendment to Operating Agreement of Exactus One World, LLC, dated October 23, 2019*
10.2	Amendment to Management and Services Agreement, dated October 23, 2019*
10.3	Form of 12% Promissory Note*
99.1	Press Release, issued October 24, 2019*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2019	EXACTUS, INC.

	By:	/s/ Ken Puzder
		Name:	Ken Puzder
		Title:	Chief Financial Officer